UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 14, 2000

SPS TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

         PENNSYLVANIA            1-4416            23-1116110
(State or other jurisdiction (Commission file   (IRS employer of          incorporation)            number)         identification no.)

                 101 GREENWOOD AVENUE, SUITE 470
                    JENKINTOWN, PENNSYLVANIA                 19046
             (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code:  (215) 517-2000

                     SPS TECHNOLOGIES, INC. AND SUBSIDIARIES

Item 5.  Other Events

   (a)   On March 14, 2000, SPS Technologies, Inc. (the "registrant")
         completed the acquisition of all the outstanding shares of
         Avibank Mfg., Inc. ("Avibank") headquartered in Burbank,
         California for approximately $115.0 million from the Berman
         Family Trust, the Dennis and Bonita Arnold Trust and John A.
         Duran. Consideration consisted of $111.4 million in cash and
         110,652 shares of the registrant's common stock valued at $3.6 million. The cash consideration was funded with cash on hand and borrowings received in the ordinary course of business from First Union National Bank; Mellon Bank, N.A.; PNC Bank,
         National Association; First National Bank of Maryland,
         predecessor by merger to AllFirst Bank; Connecticut General
         Life Insurance Company and Life Insurance Company of North
         America.

         The acquisition has been accounted for under the purchase
         method and accordingly, Avibank's net assets and results of operations will be included in the registrant's consolidated financial statements from the date of acquisition.

   (b)   Avibank is a manufacturer of latches, hold open rods, quick release pins, structural panel fasteners, self-retaining bolts and expandable fasteners for aerospace markets. Avibank,
         through its AVK Industrial Products Division, also
         manufactures threaded inserts for the automotive and
         industrial markets. The registrant intends to continue to use the assets acquired for the manufacturing of fasteners for the aerospace, automotive and industrial markets.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

     99.1   Press Release, dated March 14, 2000.

SPS TECHNOLOGIES, INC. AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                SPS TECHNOLOGIES, INC.
                                                     (Registrant)

                                                /s/William M. Shockley
                                                William M. Shockley
                                                Vice President and
                                                Chief Financial Officer

Date:  March 14, 2000

Mr. Shockley is signing on behalf of the registrant and as the Chief Financial Officer of the registrant.

SPS TECHNOLOGIES, INC. AND SUBSIDIARIES

EXHIBITS

99.1 Press Release, dated March 14, 2000

                                                                       EXHIBIT 99.1

SPS COMPLETES ACQUISITION OF AVIBANK MFG., INC.

     Jenkintown, PA - March 14, 2000 - SPS Technologies, Inc. (NYSE-ST) announced today that is has completed the acquisition of all the outstanding shares of Avibank Mfg., Inc. ("Avibank") headquartered in Burbank, California for approximately $115.0 million. Consideration consisted of $111.4 million in cash and 110,652 shares of SPS common stock valued at $3.6 million. The shareholders of Avibank and SPS will elect to have the transaction treated as an asset purchase for tax purposes. Avibank is a leading manufacturer of latches, hold open rods, quick release pins, structural panel fasteners, self-retaining bolts and expandable fasteners for aerospace markets. Avibank, through its AVK Industrial Products Division, also manufactures threaded inserts for the automotive and industrial markets. A large number of Avibank's products are proprietary and covered by over forty active patents.

     The acquisition of Avibank represents another step in the execution of SPS's strategy of acquiring technically sophisticated, strong niche companies which are extensions of its existing businesses. For the year ended December 31, 1999, Avibank reported sales of approximately $77.5 million.

     This news release contains statements, which may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results, performance or achievements of the Company to differ materially from those matters expressed in or implied by such forward-looking statements. Additional information regarding these risk factors and uncertainties is detailed in the Company's Securities and Exchange Commission filings.